NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2012

HIGHLIGHTS:

•	All time record earnings for the current quarter of $19.4 million, an increase of 43 percent from the prior year third quarter operating net income of $13.6 million.

•	Current quarter diluted earnings per share of $0.27, an increase of 42 percent from the prior year third quarter diluted earnings per share of $0.19.

•	Non-interest income increased $2.2 million, or 10 percent, during the current quarter compared to the prior quarter.

•	Non-interest bearing deposits increased $113 million, or 11 percent, during the current quarter from the prior quarter.

•	Non-performing assets decreased $22.1 million, or 11 percent, from the prior quarter.

•	The Company's early stage delinquencies (accruing loans 30-89 days past due) decreased $20.3 million, or 42 percent, from the prior quarter.

•	Dividend declared of $0.13 per share during the quarter.

KALISPELL, MONTANA, October 25, 2012 - Glacier Bancorp, Inc. (Nasdaq:GBCI) reported net income for the current quarter of $19.4 million, an increase of $5.9 million, or 43 percent, compared to $13.6 million of operating net income (net income excluding goodwill impairment charge) for the prior year third quarter. Net operating income is considered a non-GAAP financial measure and additional information regarding this measurement and reconciliation is provided herein. Diluted earnings per share for the current quarter was $0.27 per share, an increase of $0.08, or 42 percent, from the prior year third quarter diluted earnings per share of $0.19. "The Company had another solid quarter with credit costs continually improving and helping to offset the pressure to net interest income," said Mick Blodnick, President and Chief Executive Officer. "Once again this quarter we had record levels of premium amortization within our investment portfolio further compressing our net interest margin. Until we see a slow down in refinance volume, this higher level of premium amortization will persist," Blodnick said.

Results Summary
Net income for the nine months ended September 30, 2012 was $54.8 million, which was an increase of $19.0 million, or 53 percent, over the prior year first nine months operating net income. Diluted earnings per share of $0.76 was an increase of $0.26, or 52 percent, from the diluted earnings per share in the prior year first nine months. The operating net income improvement for the the first nine months of 2012 was reflective of the reduction in the provision for loan losses as a result of the improvement in credit quality.

	Three Months ended		Nine Months ended
Dollars in thousands, except per share data)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income (loss) (GAAP)	$19,444	(19,048)	54,758	3,123
Add goodwill impairment charge, net of tax	—	32,613	—	32,613
Operating net income (non-GAAP)	$19,444	13,565	54,758	35,736
Diluted earnings (loss) per share (GAAP)	$0.27	(0.27)	0.76	0.04
Add goodwill impairment charge, net of tax	—	0.46	—	0.46
Diluted earnings per share (non-GAAP)	$0.27	0.19	0.76	0.50
Return on average assets (annualized) (GAAP)	1.03%	(1.08)%	0.99%	0.22%
Add goodwill impairment charge, net of tax	—%	1.85%	—%	0.48%
Return on average assets (annualized) (non-GAAP)	1.03%	0.77%	0.99%	0.70%
Return on average equity (annualized) (GAAP)	8.68%	(8.61)%	8.32%	1.76%
Add goodwill impairment charge, net of tax	—%	14.74%	—%	3.80%
Return on average equity (annualized) (non-GAAP)	8.68%	6.13%	8.32%	5.56%

Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The preceding results summary table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the prior year third quarter goodwill impairment charge (net of tax) of $32.6 million.

•
The goodwill impairment charge was $40.2 million with a tax benefit of $7.6 million which resulted in a goodwill impairment charge (net of tax) of $32.6 million. The tax benefit applied only to the $19.4 million of goodwill associated with taxable acquisitions and was determined based on the Company's marginal income tax rate of 38.9 percent.

•	The diluted earnings per share reconciling item was determined based on the goodwill impairment charge (net of tax) divided by the weighted average diluted shares of 71,915,073.

•
The goodwill impairment charge (net of tax) was included but not annualized in determining annualized earnings for both the GAAP return on average assets and GAAP return on average equity. The average assets used in the GAAP and non-GAAP return on average assets ratios were $6.996 billion and $6.854 billion for the three and nine month periods, respectively. The average equity used in the GAAP and non-GAAP return on average equity ratios were $877 million and $860 million for the three and nine month periods, respectively.

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011	December 31, 2011	September 30, 2011
Cash and cash equivalents	$172,399	128,032	133,771	44,367	38,628
Investment securities, available-for-sale	3,586,355	3,126,743	2,935,011	459,612	651,344
Loans receivable
Residential real estate	528,177	516,807	518,786	11,370	9,391
Commercial	2,272,959	2,295,927	2,336,744	(22,968)	(63,785)
Consumer and other	606,958	653,401	668,052	(46,443)	(61,094)
Loans receivable	3,408,094	3,466,135	3,523,582	(58,041)	(115,488)
Allowance for loan and lease losses	(136,660)	(137,516)	(138,093)	856	1,433
Loans receivable, net	3,271,434	3,328,619	3,385,489	(57,185)	(114,055)
Other assets	602,017	604,512	588,418	(2,495)	13,599
Total assets	$7,632,205	7,187,906	7,042,689	444,299	589,516

Investment securities increased $182 million, or 5 percent, during the current quarter and increased $651 million, or 22 percent, from September 30, 2011. The Company continues to purchase investment securities to primarily offset the lack of loan growth and to maintain interest income. The increase in investment securities for the current quarter occurred in U.S. Agency collateralized mortgage obligation ("CMO"), corporate and municipal bonds. The majority of the purchases were short weighted-average life CMOs which were significantly offset by CMO principal paydowns during the quarter.  Investment securities represent 47 percent of total assets at September 30, 2012 versus 44 percent at December 31, 2011 and 42 percent at September 30, 2011.

The continued uncertainty in the sluggish economy and low levels of loan demand continue to put pressure on the Company and was the primary cause of the decrease in the loan portfolio. The loan portfolio decreased during the current quarter by $37.1 million, or 1 percent, to a total of $3.408 billion at September 30, 2012. The largest decrease in dollars during the current quarter was in commercial loans which decreased $20.9 million, or 1 percent, from June 30, 2012. The largest decrease by percentage during the current quarter was in consumer and other loans which decreased $18.8 million, or 3 percent, from June 30, 2012.  The decrease in consumer and other loans was primarily attributable to the reduction in consumer land and lot loans in combination with customers paying down lines of credit and reducing other debt. During the past nine months, the loan portfolio decreased $58 million, or 2 percent, from total loans of $3.466 billion at December 31, 2011. Excluding net charge-offs of $20.1 million and loans of $21.0 million transferred to other real estate owned, loans decreased $16.9 million, or 1 percent annualized, during the past nine months. The Company continues to reduce its exposure to land, lot and other construction loans which totaled $333 million as of September 30, 2012, a decrease of $69 million, or 17 percent, since the prior year third quarter.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011
Allowance for loan and lease losses
Balance at beginning of period	$137,516	137,107	137,107
Provision for loan losses	19,250	64,500	55,825
Charge-offs	(24,789)	(69,366)	(58,298)
Recoveries	4,683	5,275	3,459
Balance at end of period	$136,660	137,516	138,093
Other real estate owned	$57,650	78,354	93,649
Accruing loans 90 days or more past due	3,271	1,413	4,002
Non-accrual loans	115,856	133,689	151,753
Total non-performing assets [1]	$176,777	213,456	249,404
Non-performing assets as a percentage of subsidiary assets	2.33%	2.92%	3.49%
Allowance for loan and lease losses as a percentage of non-performing loans	115%	102%	89%
Allowance for loan and lease losses as a percentage of total loans	4.01%	3.97%	3.92%
Net charge-offs as a percentage of total loans	0.59%	1.85%	1.56%
Accruing loans 30-89 days past due	$28,434	49,086	21,130
1 As of September 30, 2012, non-performing assets have not been reduced by U.S. government guarantees of $2.2 million.

A continuing positive trend was the current quarter decrease of $22.1 million, or 11 percent, in non-performing assets to $176.8 million at September 30, 2012; the non-performing assets also decreased $72.6 million, or 29 percent, from the prior year third quarter. The Company continues to actively and methodically manage the disposition of its non-performing assets. Another encouraging sign during the current quarter was the improvement in the Company's early stage delinquencies (accruing loans 30-89 days past due) which decreased $20.3 million, or 42 percent, to $28.4 million at September 30, 2012 compared to early stage delinquencies of $48.7 million as of June 30, 2012. "We continue to see improved trends for most of the credit metrics we track," said Blodnick. "There was good progress made reducing non-performing assets during the quarter as we work hard to resolve and sell these distressed assets. In addition, net charge offs are also tracking well below the previous three years, as real estate prices continue to stabilize."

At September 30, 2012, the allowance for loan and lease losses ("allowance") was $137 million, a decrease of $856 thousand from the prior year end and a decrease of $1.4 million from a year ago. The allowance was 4.01 percent of total loans outstanding at September 30, 2012, compared to 3.97 percent at December 31, 2011 and 3.92 percent at September 30, 2011. The allowance was 115 percent of non-performing loans at September 30, 2012, an increase from 102 percent at December 31, 2011 and an increase from 89 percent at September 30, 2011.

The largest category of non-performing assets was the land, lot and other construction category which was $86.6 million, or 49 percent, of the non-performing assets at September 30, 2012. Included in this category was $38.3 million of land development loans and $25.4 million in unimproved land loans at September 30, 2012. Although land, lot and other construction loans has put pressure on the Company's credit quality, the Company has continued to reduce this category over the preceding seven consecutive quarters. During the current quarter, the land, lot and other construction non-performing asset category was reduced by $13.9 million, or 14 percent.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Q3 2012	$2,700	3,499	4.01%	0.83%	2.33%
Q2 2012	7,925	7,052	3.99%	1.41%	2.69%
Q1 2012	8,625	9,555	3.98%	1.24%	2.91%
Q4 2011	8,675	9,252	3.97%	1.42%	2.92%
Q3 2011	17,175	18,877	3.92%	0.60%	3.49%
Q2 2011	19,150	20,184	3.88%	1.14%	3.68%
Q1 2011	19,500	15,778	3.86%	1.44%	3.78%
Q4 2010	27,375	24,525	3.66%	1.21%	3.91%

The levels of net-charged off loans continue to trend lower as the Company continues to manage non-performing assets. Net charged-off loans during the current quarter of $3.5 million decreased $3.6 million, or 50 percent, compared to the prior quarter and decreased $15.4 million, or 81 percent, compared to the prior year third quarter.   The current quarter provision for loan losses was $2.7 million, which decreased $5.2 million compared to the $7.9 million provision for loan losses for the prior quarter and decreased $14.5 million from the third quarter of 2011. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

For additional information regarding credit quality and identification of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011	December 31, 2011	September 30, 2011
Non-interest bearing deposits	$1,180,066	1,010,899	996,265	169,167	183,801
Interest bearing deposits	4,023,031	3,810,314	3,774,263	212,717	248,768
Federal funds purchased	—	—	45,000	—	(45,000)
Repurchase agreements	414,836	258,643	301,820	156,193	113,016
FHLB advances	917,021	1,069,046	889,053	(152,025)	27,968
Other borrowed funds	10,152	9,995	14,792	157	(4,640)
Subordinated debentures	125,382	125,275	125,239	107	143
Other liabilities	71,560	53,507	44,869	18,053	26,691
Total liabilities	$6,742,048	6,337,679	6,191,301	404,369	550,747

Another beneficial trend for the Company has been the increase in deposits over the past several years which has allowed the Company to fund the increase in the investment securities portfolio at lower funding costs. The increase in deposits during the first nine months of 2012 and throughout 2011 has been driven by the Company's success in generating new personal and business customer relationships, as well as existing customers retaining cash deposits for liquidity purposes due to the continued uncertainty in the current economic environment. At September 30, 2012, non-interest bearing deposits of $1.180 billion increased $113 million, or 11 percent, since June 30, 2012 and increased $184 million, or 18 percent, since September 30, 2011. Interest bearing deposits of $4.023 billion at September 30, 2012 included $744 million of wholesale deposits of which $167 million were reciprocal deposits (e.g., Certificate of Deposit Account Registry System deposits). In addition to reciprocal deposits, wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts. Interest bearing deposits increased $107 million, or 3 percent, since June 30, 2012 and included an increase of $99.0 million in wholesale deposits. Interest bearing deposits increased $249 million, or 7 percent, from September 30, 2011 and included a increase of $97.4 million in wholesale deposits.

The Company's level and mix of borrowings has fluctuated as needed to supplement deposit growth and to fund the growth in investment securities. Federal Home Loan Bank ("FHLB") advances decreased $152 million from the prior year and have increased $28.0 million since the prior year third quarter. The increase in funding through repurchase agreements from the prior year end and the prior year third quarter was primarily due to the $116 million in wholesale repurchase agreements as of current quarter end compared to no wholesale repurchase agreements as of year end and only $40.0 million of wholesale repurchase agreements as of the prior year third quarter end. The wholesale repurchase agreements were utilized as a source of low cost alternative funding.

Stockholders' Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	September 30, 2012	December 31, 2011	September 30, 2011	December 31, 2011	September 30, 2011
Common equity	$842,301	816,740	811,738	25,561	30,563
Accumulated other comprehensive income	47,856	33,487	39,650	14,369	8,206
Total stockholders’ equity	890,157	850,227	851,388	39,930	38,769
Goodwill and core deposit intangible, net	(112,765)	(114,384)	(114,941)	1,619	2,176
Tangible stockholders’ equity	$777,392	735,843	736,447	41,549	40,945
Stockholders’ equity to total assets	11.66%	11.83%	12.09%
Tangible stockholders’ equity to total tangible assets	10.34%	10.40%	10.63%
Book value per common share	$12.37	11.82	11.84	0.55	0.53
Tangible book value per common share	$10.81	10.23	10.24	0.58	0.57
Market price per share at end of period	$15.59	12.03	9.37	3.56	6.22

Tangible stockholders' equity and tangible book value per share increased $41.5 million and $0.58 per share from the prior year end, resulting in tangible stockholders' equity to tangible assets of 10.34 percent and tangible book value per share of $10.81 as of September 30, 2012. The increases came from earnings retention and an increase in accumulated other comprehensive income.

Cash Dividend
On September 26, 2012, the Company's Board of Directors declared a cash dividend of $0.13 per share, payable October 18, 2012 to shareholders of record on October 9, 2012. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2012
Compared to June 30, 2012 and September 30, 2011

Revenue Summary

	Three Months ended
(Dollars in thousands)	September 30, 2012	June 30, 2012	September 30, 2011
Net interest income
Interest income	$62,015	64,192	71,433
Interest expense	8,907	9,044	11,297
Total net interest income	53,108	55,148	60,136
Non-interest income
Service charges, loan fees, and other fees	13,019	12,404	12,536
Gain on sale of loans	8,728	7,522	5,121
Gain on sale of investments	—	—	813
Other income	2,227	1,865	2,466
Total non-interest income	23,974	21,791	20,936
	$77,082	76,939	81,072
Net interest margin (tax-equivalent)	3.24%	3.49%	3.92%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	June 30, 2012	September 30, 2011	June 30, 2012	September 30, 2011
Net interest income
Interest income	$(2,177)	$(9,418)	(3)%	(13)%
Interest expense	(137)	(2,390)	(2)%	(21)%
Total net interest income	(2,040)	(7,028)	(4)%	(12)%
Non-interest income
Service charges, loan fees, and other fees	615	483	5%	4%
Gain on sale of loans	1,206	3,607	16%	70%
Gain on sale of investments	—	(813)	n/m	(100)%
Other income	362	(239)	19%	(10)%
Total non-interest income	2,183	3,038	10%	15%
	$143	$(3,990)	—%	(5)%

Net Interest Income
The current quarter net interest income of $53.1 million decreased $2.0 million, or 4 percent, over the prior quarter and decreased $7.0 million, or 12 percent, over the prior year third quarter. The current quarter interest income of $62.0 million decreased $2.2 million, or 3 percent, over the prior quarter and decreased $9.4 million, or 13 percent, over the prior year third quarter. The primary driver of the decrease in interest income was the $19.5 million of premium amortization (net of discount accretion) on investment securities in the current quarter which was an increase of $3.6 million over the prior quarter and an increase of $11.3 million over the prior year third quarter. The current quarter decrease in interest expense of $137 thousand, or 2 percent, from the prior quarter and the decrease of $2.4 million, or 21 percent, in interest expense from the prior year third quarter was the result of a decrease in interest rates on deposits as a result of the Company's continued focus on reducing deposit and borrowing costs. The funding cost (including non-interest bearing deposits) for the current quarter was 54 basis points compared to 57 basis points for the prior quarter and 74 basis points for the prior year third quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.24 percent, a decrease of 25 basis points from the prior quarter net interest margin of 3.49 percent. "Although the Company had a 3 basis points improvement in funding costs, there was a 28 basis points reduction in the yield on earning assets of which 17 basis points was attributable to premium amortization," said Ron Copher, Chief Financial Officer. The decrease in yield on earning assets from the current quarter compared to the prior quarter was the result of a 6 basis points reduction in yield on the loan portfolio and a 41 basis points reduction in yield on the investment securities. Of the 41 basis points reduction in yield on the investment securities, 32 basis points was due to the increase in premium amortization. The premium amortization in the current quarter accounted for a 111 basis points reduction in the net interest margin compared to a 94 basis points reduction in the prior quarter and 51 basis points reduction in the net interest margin in the prior year third quarter.

Non-interest Income
The $2.2 million increase in non-interest income for the current quarter offset the $2.2 million decrease in interest income for the current quarter and resulted in an increase of $6 thousand in net revenue (interest income and non-interest income) for the current quarter. Non-interest income for the current quarter totaled $24.0 million, an increase of $2.2 million over the prior quarter and an increase of $3.0 million over the same quarter last year. Gain on sale of loans increased $1.2 million, or 16 percent, over the prior quarter and $3.6 million, or 70 percent, over the prior year third quarter as there was an increase in origination and refinance volume due to lower interest rates and borrowers taking advantage of U.S. government loan modification programs.  Service charge fee income increased $615 thousand from the prior quarter, the majority of which was from higher debit card income and overdraft fees driven by the increased number of deposit accounts. Service charge fee income increased $483 thousand, or 4 percent, from the prior year third quarter. Other income of $2.2 million for the current quarter increased $362 thousand, or 19 percent, from the prior quarter. Included in other income was operating revenue of $49 thousand from other real estate owned and gains of $482 thousand on the sale of other real estate owned, which total $531 thousand for the current quarter compared to $414 thousand for the prior quarter and $903 thousand for the prior year third quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	September 30, 2012	June 30, 2012	September 30, 2011
Compensation and employee benefits	$24,046	23,684	21,607
Occupancy and equipment	6,001	5,825	6,027
Advertising and promotions	1,820	1,713	1,762
Outsourced data processing	801	788	740
Other real estate owned	6,373	2,199	7,198
Federal Deposit Insurance Corporation premiums	1,767	1,300	1,638
Core deposit intangibles amortization	532	535	599
Other expense	8,838	10,146	8,568
Total non-interest expense before goodwill impairment charge	50,178	46,190	48,139
Goodwill impairment charge	—	—	40,159
Total non-interest expense	$50,178	46,190	88,298

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	June 30, 2012	September 30, 2011	June 30, 2012	September 30, 2011
Compensation and employee benefits	$362	$2,439	2%	11%
Occupancy and equipment	176	(26)	3%	—%
Advertising and promotions	107	58	6%	3%
Outsourced data processing	13	61	2%	8%
Other real estate owned	4,174	(825)	190%	(11)%
Federal Deposit Insurance Corporation premiums	467	129	36%	8%
Core deposit intangibles amortization	(3)	(67)	(1)%	(11)%
Other expense	(1,308)	270	(13)%	3%
Total non-interest expense before goodwill impairment charge	3,988	2,039	9%	4%
Goodwill impairment charge	—	(40,159)	n/m	(100)%
Total non-interest expense	$3,988	$(38,120)	9%	(43)%

Non-interest expense of $50.2 million for the current quarter increased by $4.0 million, or 9 percent, from the prior quarter and increased by $2.0 million from the prior year third quarter, excluding the goodwill impairment charge.  Compensation and employee benefits increased by $2.4 million, or 11 percent, from the prior year third quarter primarily the result of an increase in commissions from increased residential real estate loan originations. Other real estate owned expense increased $4.2 million, or 190 percent, from the prior quarter and decreased $825 thousand, or 11 percent, from the prior year third quarter. The current quarter other real estate owned expense of $6.4 million included $1.0 million of operating expense, $4.7 million of fair value write-downs, and $599 thousand of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Other expense decreased by $1.3 million, or 13 percent, from the prior quarter primarily due to decreases in expenses associated with New Markets Tax Credit investments. The current quarter decrease in other expense was partially offset by the $288 thousand loss on the sale of the Company's remaining $345 thousand mortgage servicing portfolio during the third quarter of 2012.

Efficiency Ratio
The efficiency ratio for the current quarter was 55 percent compared to 50 percent for the prior year third quarter. Although there was an increase in non-interest income during the current quarter, it was not enough to offset the combination of the decrease in net interest income, due to the increase in premium amortization on investment securities, and the increase in non-interest expense (before the goodwill impairment charge).

Operating Results for Nine Months ended September 30, 2012
Compared to September 30, 2011

Revenue Summary

	Nine Months ended
(Dollars in thousands)	September 30, 2012	September 30, 2011	$ Change	% Change
Net interest income
Interest income	$194,091	$211,368	$(17,277)	(8)%
Interest expense	27,549	34,297	(6,748)	(20)%
Total net interest income	166,542	177,071	(10,529)	(6)%
Non-interest income
Service charges, loan fees, and other fees	36,861	35,979	882	2%
Gain on sale of loans	23,063	14,106	8,957	63%
Gain on sale of investments	—	346	(346)	(100)%
Other income	6,179	5,751	428	7%
Total non-interest income	66,103	56,182	9,921	18%
	$232,645	$233,253	$(608)	—%
Net interest margin (tax-equivalent)	3.48%	3.95%

Net Interest Income
Net interest income for the first nine months of 2012 decreased $10.5 million, or 6 percent, over the same period last year. Interest income decreased $17.3 million, or 8 percent, while interest expense decreased $6.7 million, or 20 percent from the first nine months of 2011. The decrease in interest income from the first nine months of the prior year was principally due to the increase in premium amortization on investment securities and the reduction in loan balances, the combination of which put further pressure on earning asset yields. Interest income was reduced by $48.7 million in premium amortization (net of discount accretion) on investment securities which was an increase of $22.9 million from the first nine months of the prior year. This increase in premium amortization was the result of both the increased purchases of investment securities combined with the continued refinance activity. The decrease in interest expense during the current year was primarily attributable to the decreases in rates on interest bearing deposits and borrowings. The funding cost (including non-interest bearing deposits) for the first nine months of 2012 was 57 basis points compared to 77 basis points for the first nine months 2011.

The net interest margin, on a tax-equivalent basis, for the first nine months of 2012 was 3.48 percent, a 47 basis points reduction from the net interest margin of 3.95 percent for the first nine months of 2011. The reduction was attributable to a lower yield and volume of loans coupled with an increase in lower yielding investment securities and higher premium amortization on investment securities, both of which outpaced the reduction in funding cost. The premium amortization in 2012 accounted for a 95 basis points reduction in the net interest margin which was an increase of 40 basis points compared to the 55 basis points reduction in the net interest margin for the same period last year.

Non-interest Income
Non-interest income of $66.1 million for the first nine months of 2012 increased $9.9 million, or 18 percent, over non-interest income of $56.2 million for the first nine months of 2011. Gain on sale of loans for the first nine months of 2012 increased $9.0 million, or 63 percent, from the first nine months of 2011 due to greater refinance and loan origination activity. Other income for the first nine months of 2012 increased $428 thousand, or 7 percent, over the first nine months of 2011. Included in other income was operating revenue of $287 thousand from other real estate owned and gains of $1.2 million on the sale of other real estate owned, which aggregated $1.5 million for the first nine months of 2012 compared to $1.9 million for the same period in the prior year.

Non-interest Expense Summary

	Nine Months ended		$ Change	% Change
(Dollars in thousands)	September 30, 2012	September 30, 2011
Compensation and employee benefits	$71,290	$64,380	$6,910	11%
Occupancy and equipment	17,794	17,709	85	—%
Advertising and promotions	4,935	4,881	54	1%
Outsourced data processing	2,435	2,304	131	6%
Other real estate owned	15,394	14,359	1,035	7%
Federal Deposit Insurance Corporation premiums	4,779	6,159	(1,380)	(22)%
Core deposit intangibles amortization	1,619	1,916	(297)	(16)%
Other expense	27,167	25,127	2,040	8%
Total non-interest expense before goodwill impairment charge	145,413	136,835	8,578	6%
Goodwill impairment charge	—	40,159	(40,159)	(100)%
Total non-interest expense	$145,413	$176,994	$(31,581)	(18)%

Compensation and employee benefits for the first nine months of 2012 increased $6.9 million, or 11 percent, and was attributable to an increase in commissions on residential real estate loan originations, a revised Company incentive program and the restoration in the first nine months of 2012 of certain compensation cuts made in the first nine months of 2011. Other real estate owned expense of $15.4 million in the first nine months of 2012 increased $1.0 million, or 7 percent, from the first nine months of the prior year. The other real estate owned expense for the first nine months of 2012 included $2.5 million of operating expenses, $11.4 million of fair value write-downs, and $1.5 million of loss on sale of other real estate owned. Other expense in the first nine months of 2012 increased $2.0 million, or 8 percent, from the first nine months of the prior year and was primarily driven by increases in loan expenses, checking and operating losses and several miscellaneous categories.

Provision for loan losses
The provision for loan losses was $19.3 million for the first nine months of 2012, a decrease of $36.6 million, or 66 percent, from the same period in the prior year. Net charged-off loans during the first half of 2012 was $20.1 million, a decrease of $34.7 million from the first nine months of 2011. The largest category of net charge-offs was in land, lot and other construction loans which had net charge-offs of $7.0 million, or 35 percent of total net charged-off loans.

Efficiency Ratio
The efficiency ratio was 53 percent for the first nine months of 2012 and 51 percent for the first nine months of 2011. Although there was a significant increase in non-interest income from the first nine months of the prior year, it was not enough to offset the combination of the decrease in net interest income and the increase in non-interest expense (before the goodwill impairment charge) in the first nine months of 2012.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell, operating in Wyoming; and Bank of the San Juans, Durango operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company's net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the integration of acquisitions;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;

•	competition from other financial services companies in our markets;

•	loss of services from the senior management team; and

•	the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2012	December 31, 2011	September 30, 2011
Assets
Cash on hand and in banks	$98,772	104,674	98,151
Interest bearing cash deposits	73,627	23,358	35,620
Cash and cash equivalents	172,399	128,032	133,771
Investment securities, available-for-sale	3,586,355	3,126,743	2,935,011
Loans held for sale	118,986	95,457	67,876
Loans receivable	3,408,094	3,466,135	3,523,582
Allowance for loan and lease losses	(136,660)	(137,516)	(138,093)
Loans receivable, net	3,271,434	3,328,619	3,385,489
Premises and equipment, net	159,386	158,872	157,734
Other real estate owned	57,650	78,354	93,649
Accrued interest receivable	39,359	34,961	35,296
Deferred tax asset	20,462	31,081	20,572
Core deposit intangible, net	6,665	8,284	8,841
Goodwill	106,100	106,100	106,100
Non-marketable equity securities	50,363	49,694	49,691
Other assets	43,046	41,709	48,659
Total assets	$7,632,205	7,187,906	7,042,689
Liabilities
Non-interest bearing deposits	$1,180,066	1,010,899	996,265
Interest bearing deposits	4,023,031	3,810,314	3,774,263
Federal funds purchased	—	—	45,000
Securities sold under agreements to repurchase	414,836	258,643	301,820
Federal Home Loan Bank advances	917,021	1,069,046	889,053
Other borrowed funds	10,152	9,995	14,792
Subordinated debentures	125,382	125,275	125,239
Accrued interest payable	4,654	5,825	5,693
Other liabilities	66,906	47,682	39,176
Total liabilities	6,742,048	6,337,679	6,191,301
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	719	719	719
Paid-in capital	641,737	642,882	642,880
Retained earnings - substantially restricted	199,845	173,139	168,139
Accumulated other comprehensive income	47,856	33,487	39,650
Total stockholders’ equity	890,157	850,227	851,388
Total liabilities and stockholders’ equity	$7,632,205	7,187,906	7,042,689
Number of common stock shares issued and outstanding	71,937,222	71,915,073	71,915,073

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended		Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Interest Income
Residential real estate loans	$7,740	7,990	23,019	24,862
Commercial loans	30,293	32,585	91,764	98,620
Consumer and other loans	8,826	10,224	26,809	30,885
Investment securities	15,156	20,634	52,499	57,001
Total interest income	62,015	71,433	194,091	211,368
Interest Expense
Deposits	4,485	6,218	14,048	19,890
Securities sold under agreements to repurchase	395	357	997	1,033
Federal Home Loan Bank advances	3,116	3,491	9,715	9,132
Federal funds purchased and other borrowed funds	53	60	176	155
Subordinated debentures	858	1,171	2,613	4,087
Total interest expense	8,907	11,297	27,549	34,297
Net Interest Income	53,108	60,136	166,542	177,071
Provision for loan losses	2,700	17,175	19,250	55,825
Net interest income after provision for loan losses	50,408	42,961	147,292	121,246
Non-Interest Income
Service charges and other fees	11,939	11,563	33,722	33,101
Miscellaneous loan fees and charges	1,080	973	3,139	2,878
Gain on sale of loans	8,728	5,121	23,063	14,106
Gain on sale of investments	—	813	—	346
Other income	2,227	2,466	6,179	5,751
Total non-interest income	23,974	20,936	66,103	56,182
Non-Interest Expense
Compensation and employee benefits	24,046	21,607	71,290	64,380
Occupancy and equipment	6,001	6,027	17,794	17,709
Advertising and promotions	1,820	1,762	4,935	4,881
Outsourced data processing	801	740	2,435	2,304
Other real estate owned	6,373	7,198	15,394	14,359
Federal Deposit Insurance Corporation premiums	1,767	1,638	4,779	6,159
Core deposit intangibles amortization	532	599	1,619	1,916
Goodwill impairment charge	—	40,159	—	40,159
Other expense	8,838	8,568	27,167	25,127
Total non-interest expense	50,178	88,298	145,413	176,994
Income (Loss) Before Income Taxes	24,204	(24,401)	67,982	434
Federal and state income tax expense (benefit)	4,760	(5,353)	13,224	(2,689)
Net Income (Loss)	$19,444	(19,048)	54,758	3,123
Basic earnings (loss) per share	$0.27	(0.27)	0.76	0.04
Diluted earnings (loss) per share	$0.27	(0.27)	0.76	0.04
Dividends declared per share	$0.13	0.13	0.39	0.39
Average outstanding shares - basic	71,933,141	71,915,073	71,925,664	71,915,073
Average outstanding shares - diluted	71,973,985	71,915,073	71,925,761	71,915,073

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Nine Months ended
	September 30, 2012			September 30, 2012
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$625,778	7,740	4.95%	$600,443	23,019	5.11%
Commercial loans	2,269,189	30,293	5.30%	2,279,928	91,764	5.36%
Consumer and other loans	612,541	8,826	5.72%	626,614	26,809	5.70%
Total loans [1]	3,507,508	46,859	5.30%	3,506,985	141,592	5.38%
Tax-exempt investment securities [2]	890,211	13,219	5.94%	880,310	40,605	6.15%
Taxable investment securities [3]	2,653,151	6,379	0.96%	2,503,270	25,511	1.36%
Total earning assets	7,050,870	66,457	3.74%	6,890,565	207,708	4.02%
Goodwill and intangibles	113,041			113,587
Non-earning assets	392,735			371,379
Total assets	$7,556,646			$7,375,531
Liabilities
Non-interest bearing deposits	$1,109,645	—	—%	$1,048,052	—	—%
NOW accounts	881,707	361	0.16%	857,439	1,086	0.17%
Savings accounts	460,400	89	0.08%	444,711	265	0.08%
Money market deposit accounts	893,332	563	0.25%	883,278	1,739	0.26%
Certificate accounts	1,053,807	2,802	1.05%	1,058,233	9,100	1.15%
Wholesale deposits [4]	656,321	670	0.41%	646,744	1,858	0.38%
FHLB advances	975,763	3,116	1.27%	996,153	9,715	1.30%
Repurchase agreements, federal funds purchased and other borrowed funds	547,138	1,306	0.95%	497,296	3,786	1.01%
Total funding liabilities	6,578,113	8,907	0.54%	6,431,906	27,549	0.57%
Other liabilities	87,133			64,748
Total liabilities	6,665,246			6,496,654
Stockholders’ Equity
Common stock	719			719
Paid-in capital	641,672			642,101
Retained earnings	200,238			190,900
Accumulated other comprehensive income	48,771			45,157
Total stockholders’ equity	891,400			878,877
Total liabilities and stockholders’ equity	$7,556,646			$7,375,531
Net interest income (tax-equivalent)		$57,550			$180,159
Net interest spread (tax-equivalent)			3.20%			3.45%
Net interest margin (tax-equivalent)			3.24%			3.48%

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $4,056,000 and $12,459,000 on tax-exempt investment security income for the three and nine months ended September 30, 2012, respectively.

[3]	Includes tax effect of $386,000 and $1,158,000 on investment security tax credits for the three and nine months ended September 30, 2012, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts, including reciprocal deposits.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011	December 31, 2011	September 30, 2011
Custom and owner occupied construction	$39,937	35,422	31,592	13%	26%
Pre-sold and spec construction	46,149	58,811	57,813	(22)%	(20)%
Total residential construction	86,086	94,233	89,405	(9)%	(4)%
Land development	88,272	103,881	116,500	(15)%	(24)%
Consumer land or lots	109,648	125,396	130,417	(13)%	(16)%
Unimproved land	54,988	66,074	68,654	(17)%	(20)%
Developed lots for operative builders	19,943	25,180	26,271	(21)%	(24)%
Commercial lots	21,674	26,621	27,085	(19)%	(20)%
Other construction	37,981	34,346	32,682	11%	16%
Total land, lot, and other construction	332,506	381,498	401,609	(13)%	(17)%
Owner occupied	703,253	697,131	701,578	1%	—%
Non-owner occupied	450,402	436,021	431,664	3%	4%
Total commercial real estate	1,153,655	1,133,152	1,133,242	2%	2%
Commercial and industrial	401,717	408,054	411,465	(2)%	(2)%
1st lien	719,030	688,455	675,980	4%	6%
Junior lien	84,687	95,508	97,583	(11)%	(13)%
Total 1-4 family	803,717	783,963	773,563	3%	4%
Home equity lines of credit	326,878	350,229	360,459	(7)%	(9)%
Other consumer	108,069	109,235	112,546	(1)%	(4)%
Total consumer	434,947	459,464	473,005	(5)%	(8)%
Agriculture	157,587	151,031	163,482	4%	(4)%
Other	156,865	150,197	145,687	4%	8%
Loans held for sale	(118,986)	(95,457)	(67,876)	25%	75%
Total	$3,408,094	3,466,135	3,523,582	(2)%	(3)%

Glacier Bancorp, Inc.
Credit Quality Summary

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011	September 30, 2012	September 30, 2012	September 30, 2012
Custom and owner occupied construction	$2,468	1,531	2,440	1,375	415	678
Pre-sold and spec construction	5,993	5,506	10,375	5,293	—	700
Total residential construction	8,461	7,037	12,815	6,668	415	1,378
Land development	38,295	56,152	73,550	20,286	356	17,653
Consumer land or lots	9,332	8,878	10,128	4,524	236	4,572
Unimproved land	25,369	35,771	39,925	16,205	56	9,108
Developed lots for operative builders	6,471	9,001	4,195	4,571	151	1,749
Commercial lots	2,002	2,032	2,211	480	—	1,522
Other construction	5,111	5,133	4,832	200	—	4,911
Total land, lot and other construction	86,580	116,967	134,841	46,266	799	39,515
Owner occupied	15,845	23,931	25,012	9,826	238	5,781
Non-owner occupied	3,929	4,897	7,275	3,518	42	369
Total commercial real estate	19,774	28,828	32,287	13,344	280	6,150
Commercial and industrial	7,060	12,855	14,982	6,227	778	55
1st lien	30,578	31,083	37,715	23,395	400	6,783
Junior lien	9,213	2,506	2,219	8,829	384	—
Total 1-4 family	39,791	33,589	39,934	32,224	784	6,783
Home equity lines of credit	7,502	6,361	6,622	7,100	175	227
Other consumer	462	360	322	316	40	106
Total consumer	7,964	6,721	6,944	7,416	215	333
Agriculture	6,894	7,010	7,115	3,711	—	3,183
Other	253	449	486	—	—	253
Total	$176,777	213,456	249,404	115,856	3,271	57,650

Glacier Bancorp, Inc.
Credit Quality Summary (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011
Custom and owner occupied construction	$852	—	—
Pre-sold and spec construction	—	250	—
Total residential construction	852	250	—
Land development	774	458	398
Consumer land or lots	850	1,801	1,137
Unimproved land	1,126	1,342	2,873
Developed lots for operative builders	129	1,336	255
Commercial lots	—	—	151
Other construction	—	—	138
Total land, lot and other construction	2,879	4,937	4,952
Owner occupied	6,849	8,187	3,998
Non-owner occupied	4,927	1,791	1,787
Total commercial real estate	11,776	9,978	5,785
Commercial and industrial	2,803	4,637	4,122
1st lien	4,462	14,405	2,751
Junior lien	750	6,471	600
Total 1-4 family	5,212	20,876	3,351
Home equity lines of credit	3,433	3,416	1,653
Other consumer	943	1,172	973
Total consumer	4,376	4,588	2,626
Agriculture	345	3,428	207
Other	191	392	87
Total	$28,434	49,086	21,130

Glacier Bancorp, Inc.
Credit Quality Summary (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2011	September 30, 2012	September 30, 2012
Custom and owner occupied construction	$24	206	206	74	50
Pre-sold and spec construction	2,516	4,069	4,744	2,641	125
Total residential construction	2,540	4,275	4,950	2,715	175
Land development	2,654	17,055	14,435	3,480	826
Consumer land or lots	2,537	7,456	6,218	2,869	332
Unimproved land	543	4,047	3,417	802	259
Developed lots for operative builders	1,257	943	481	1,269	12
Commercial lots	41	237	175	167	126
Other construction	—	1,568	1,615	—	—
Total land, lot and other construction	7,032	31,306	26,341	8,587	1,555
Owner occupied	1,254	3,815	3,343	1,433	179
Non-owner occupied	232	3,861	3,532	628	396
Total commercial real estate	1,486	7,676	6,875	2,061	575
Commercial and industrial	1,790	7,871	7,365	2,604	814
1st lien	2,864	7,031	4,564	3,637	773
Junior lien	2,668	1,663	1,518	2,888	220
Total 1-4 family	5,532	8,694	6,082	6,525	993
Home equity lines of credit	1,412	3,261	2,343	1,526	114
Other consumer	133	615	454	435	302
Total consumer	1,545	3,876	2,797	1,961	416
Agriculture	95	134	134	231	136
Other	86	259	295	105	19
Total	$20,106	64,091	54,839	24,789	4,683

Visit our website at www.glacierbancorp.com